Exhibit 99.1

Contact:	Joseph P. Bergstein, 610-774-5609 jpbergstein@pplweb.com
George E. Biechler, 610-774-5997 gebiechler@pplweb.com

PPL Corporation’s Presentation to be Webcast From Lehman Brothers Conference Sept. 5

Paul Farr, executive vice president and chief financial officer of PPL Corporation (NYSE: PPL), will discuss the company’s corporate strategy and general business outlook with investors and financial analysts on Wednesday, Sept. 5 at the Lehman Brothers CEO Energy/Power Conference in New York City.

Farr’s presentation will be available via a live webcast, in audio format along with slides of the presentation, at 1:45 p.m. EDT that day.  Interested parties may access the presentation by clicking here.  For those who cannot listen to the live presentation, a replay will be archived and will be accessible for 90 days.

PPL Corporation, headquartered in Allentown, Pa., controls more than 11,000 megawatts of generating capacity in the United States, sells energy in key U.S. markets and delivers electricity to more than 4 million customers in Pennsylvania, the United Kingdom and Chile.